UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 6, 2019

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 N. Radnor Chester Rd, Suite 250 Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	MRNS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.                                        Results of Operations and Financial Condition.

Marinus Pharmaceuticals, Inc. (the “Company”) issued a press release on August 8, 2019 announcing its financial results for the quarter ended June 30, 2019. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 2.02.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing. Except as required by law, we undertake no duty or obligation to publicly update or revise the information so furnished.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, the Board of Directors (the “Board”) of the Company appointed Scott Braunstein, M.D., currently a director and executive chairman of the Company, as president and chief executive officer of the Company, effective August 12, 2019.  Also on August 6, 2019, the Board appointed Nicole Vitullo as chairman of the Board.  Dr. Braunstein will remain a member of the Board.

Dr. Braunstein has served on the Board since September 2018, and as executive chairman since February 2019.  Dr. Braunstein is currently an operating partner at Aisling Capital since 2015.  From 2015 to 2018, he served as chief strategy officer and chief operating officer at Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the clinical and commercial development of products for acute care practitioners and their patients.  From 2014 to 2015, Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management, and, prior to that, spent 13 years at J.P. Morgan Asset Management in various capacities with the U.S. Equity team and portfolio manager of the JP Morgan Global Healthcare Fund.  He currently serves on the Board of Directors of Esperion, Constellation Pharmaceuticals, Ziopharm, Trevena, and Site One, and as chairman at ArTara Therapeutics.  Dr. Braunstein began his career as a practicing physician, also serving as assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center.  He holds an M.D. from the Albert Einstein College of Medicine.

The Company has entered into an amended and restated employment agreement with Dr. Braunstein dated as of August 6, 2019 (the “Employment Agreement”).  Under the Employment Agreement, Dr. Braunstein will have such duties consistent with the title of President and Chief Executive Officer as the Board assigns to him from time to time, effective August 12, 2019.  He will be paid an annual base salary of $537,500 and will be eligible to receive a bonus of up to 50% of his base salary, as determined by the Board in its discretion, which bonus shall be prorated for 2019 based on the number of days during such year that Dr. Braunstein was employed by the Company under both the prior employment agreement and this Employment Agreement.  On August 6, 2019, Dr. Braunstein was granted a stock option under the Company’s 2014 Equity Incentive Plan, as amended, exercisable for the purchase of 1,000,000 shares of the Company’s Common Stock, subject to the execution of a stock option agreement in the form approved by the Company.  The exercise price of the stock option is $1.07 per share, which is equal to the last reported sale price on the Nasdaq Global Market on the grant date.  The stock option will vest in 48 equal monthly installments, commencing on September 6, 2019.  Vested options will expire on the earlier of ninety days after Dr. Braunstein’s continuous service to the Company terminates or ten years after the grant date.

The Employment Agreement is attached to this Form 8-K as Exhibit 10.1.  The description of the Employment Agreement is qualified in its entirety by reference to the Exhibit 10.1 filed with this Form 8-K report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of August 6, 2019, between the Company and Scott Braunstein, M.D.

99.1	Press Release, dated August 8, 2019, of Marinus Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer,
Secretary and Treasurer

Date:  August 8, 2019